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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Net2000 Communications, Inc. Agrees to Sell Core Telecom Assets to Cavalier Telephone and Video Assets To Venturehouse Group; Files Voluntary Chapter 11 Petition

HERNDON, Virginia - November 16, 2001 - Competitive broadband telecommunications services provider Net2000 Communications, Inc. (NASDAQ:NTKK) today announced that it has agreed to sell substantially all of its telecommunications services assets, including its customer base, to Cavalier East, an affiliate of Richmond, Virginia-based Cavalier Telephone.

The company also announced that it filed a voluntary petition with the U.S. Bankruptcy Court in Delaware for reorganization under Chapter 11 of the U.S. Bankruptcy Code, in order to effect this transaction.

Separate from the Chapter 11 petition, Net2000 also announced that it sold the assets of its video teleconferencing services division to VSGi (Visual Systems Group, Inc.) -- a company formed by Venturehouse Group, a Washington, D.C.-based investment firm, and the division's management.

"In light of the economic conditions, Net2000 undertook this process to ensure that our customers continue to receive the same outstanding services they have grown accustomed to, while strengthening the company by combining with a strong, fiber based provider in Cavalier," said Charlie Thomas, Net2000 chairman and CEO. "We are pleased to become part of Cavalier, as it has one of the most respected management teams in the industry with a proven track record of success and an extensive fiber network that will give our customers even greater economic and service benefits. We do not expect our customers to experience any change in service quality during this transition period."

The company also said that it has secured debtor-in-possession (DIP) financing with TD Securities and other banks in order to meet future needs and obligations associated with normal business operations, including payments to suppliers for all goods and services that are provided after today's Chapter 11 filing.

About Net2000 Communications, Inc:

Founded in 1993, Net2000 is an innovative provider of broadband voice and data telecommunications services. Net2000 provides businesses with quality local, long distance, data, interactive video and Internet services delivered over a single broadband connection and conveniently billed on a single invoice. The company now operates sales offices in Baltimore, MD, Norfolk, VA, Richmond, VA and Washington, DC and network facilities in nine markets.



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For more information about Net2000 Communications, Inc., visit  www.net2000.com.

About Cavalier Telephone

Created in December 1998, Cavalier Telephone is a facilities-based, full-service local telephone company offering all the latest in advanced telecommunications products, including advanced telephone features and high-speed Internet access, for residents and businesses. Cavalier Telephone currently serves over 180,000 lines in the Richmond, VA, Hampton Roads, VA, Northern Virginia, Maryland, Philadelphia, PA, Delaware and New Jersey.
For more information about Cavalier Telephone visit www.cavtel.com.

About Venturehouse Group

Venturehouse Group is an investment firm that creates, acquires, and invests in technology and telecommunications companies. The firm's strategy is to work closely with its portfolio companies to provide operational, strategic, and financing support throughout their lifecycle. Located in Washington, D.C., the firm was founded in 1999 and is backed by several leaders in the region's technology and telecommunications industry. For more information about Venturehouse Group visit www.venturehousegroup.com.


Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Net2000 cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management's expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Specifically, Net2000 may not be able to secure adequate financing to fund operations, may experience increased uncollectible amounts as a result of its bankruptcy filing, may experience resignations from key employees, or may alter the markets in which it plans to continue to offer services.

Net2000's future results may be impacted by factors such as technological changes, continuing business relationships with its network vendors, general economic conditions, regulatory and legislative changes, and competitive market pressures.

Net2000's future results also may be impacted by other risk factors listed in its Annual Report on Form 10-K for the period ended December 31, 2001, and in other periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Net2000 undertakes no obligation or intention to update these statements after the date of this release.

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Contact :  Gerry A. Simone, for Net2000, 703-654-2900